EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-87445 and 333-09435) of CompuDyne Corporation of our report dated June 24, 2005 relating to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
June 24, 2005